NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
Noble Corporation Reports Record Third Quarter Earnings of $1.18 Per Share (Post-Split);
Up 55 Percent from Third Quarter 2006
     SUGAR LAND, Texas, October 17 — Noble Corporation (NYSE: NE) today reported third quarter 2007 earnings of $318.3 million, or $1.18 per diluted share, versus $207.2 million, or $0.76 a share, for the third quarter of last year. Per-share earnings were up 55 percent from the third quarter of 2006 and up 9 percent from the $1.08 per share reported for the second quarter of 2007. Per-share amounts have been adjusted for the two-for-one stock split of the Company’s ordinary shares effected in August.
     The results for the 2007 third quarter include after-tax charges of $0.04 per share related to the closure of the Company’s technology business unit, costs associated with the ongoing independent investigation of its Nigerian operations and expenses related to the resignation of the Company’s former chief executive officer.
     Contract drilling services revenues for the 2007 third quarter were $718.8 million, up 43 percent from the year-earlier quarter. Cash operating margins exceeded 68 percent, generating $363.3 million in net cash provided by operating activities. The Company invested $363.3 million in capital projects during the quarter, bringing the year-to-date total to $942.4 million. Debt as a percentage of total capitalization declined to 16.4 percent at September 30, 2007, from approximately 18 percent at the end of the second quarter.
     “Improved margins across the Noble fleet, driven by higher dayrates on several recently contracted rigs, provided momentum for a strong third quarter,” said Chairman, President and Chief Executive Officer William A. Sears.
     Earnings for the first nine months of 2007 totaled $3.19 per diluted share compared with $1.93 per diluted share in the same period last year. Contract drilling services revenues were $1.95 billion and earnings were $858.6 million in the first nine months of 2007, up 42 percent and 61 percent, respectively, from the year-earlier period.

Operations Highlights
     All of the Company’s premium jackups are located in major international markets, with substantially all available days committed for 2007 and approximately 72 percent committed for 2008. In Mexico, new contracts for three jackups operating for PEMEX began during the third quarter at significantly higher dayrates: Both the Noble Sam Noble and Noble John Sandifer (300-foot-water-depth units) moved to dayrates of $171,000 from $64,500 and the Noble Tom Jobe (a 250-foot unit) increased its dayrate to $150,000 from $120,000. In the Middle East, the Company’s newly-constructed jackup, the Noble Roger Lewis, arrived in the Lamprell shipyard located at Sharjah, United Arab Emirates, for final commissioning and provisioning and will begin its two-year contract with Shell at a dayrate of $105,000 in mid-November 2007. Also in the Middle East, the Noble George McLeod received a minimum four-month contract at $160,000 per day to serve as an accommodation unit and the Noble Chuck Syring was awarded a two-year contract at $160,000 per day, commencing in mid-November.
     In the deepwater U.S. Gulf of Mexico, a mooring system upgrade is nearing completion on the Noble Paul Romano, which is expected to return to full service in late October. At that time the Romano will re-commence its contract with Anadarko/BHP at $435,000 per day, running through year-end 2008.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. The Company performs contract drilling services with its fleet of 62 mobile offshore drilling units located in key markets worldwide, including the U.S. Gulf of Mexico, Middle East, Mexico, the North Sea, Brazil, West Africa and India. The fleet count includes five rigs under construction. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Conference Call
     Noble will hold its third quarter conference call on Thursday, October 18, 2007, at 1:00 p.m., Central Time. The call may be accessed live via telephone at 800-741-7590 (212-231-6042 for international callers), using pass code 21324170. The call also will be available over the Internet through the “Investor Relations” section of the Company’s Web site, using the “Web cast” link. A replay of the conference call will be available on Thursday, October 18, 2007, beginning at 5:00 p.m., Central Time, through Wednesday, October 24, 2007, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is 800-633-8284 (402-977-9140 for international callers), using the access code 21324170. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
NC-425
10/17/07
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning, Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications, Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
OPERATING REVENUES
Contract drilling services	$718,756	$503,837	$1,953,175	$1,379,141
Reimbursables	31,478	24,800	91,229	68,512
Labor contract drilling services	40,622	30,263	116,342	84,128
Engineering, consulting and other	420	3,086	2,953	9,634

	791,276	561,986	2,163,699	1,541,415

OPERATING COSTS AND EXPENSES
Contract drilling services	227,276	179,001	636,167	513,092
Reimbursables	27,675	21,534	79,829	59,130
Labor contract drilling services	32,324	24,553	93,181	69,572
Engineering, consulting and other	6,073	3,262	16,970	13,809
Depreciation and amortization	77,992	65,560	210,780	187,466
Selling, general and administrative	24,617	11,875	59,145	32,815
Hurricane losses and recoveries, net	1,600	—	1,600	(4,404)

	397,557	305,785	1,097,672	871,480

OPERATING INCOME	393,719	256,201	1,066,027	669,935

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(9,146)	(882)	(11,881)	(15,134)
Other, net	6,954	2,037	8,624	6,272

INCOME BEFORE INCOME TAXES	391,527	257,356	1,062,770	661,073
INCOME TAX PROVISION	(73,247)	(50,184)	(204,139)	(128,909)

NET INCOME	$318,280	$207,172	$858,631	$532,164

NET INCOME PER SHARE:
Basic	$1.19	$0.77	$3.22	$1.95
Diluted	$1.18	$0.76	$3.19	$1.93

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	266,684	271,330	266,575	272,784
Diluted	269,476	273,996	269,270	275,826

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,579	$61,710
Accounts receivable	519,604	408,241
Insurance receivables	27,037	54,191
Inventories	4,430	4,461
Prepaid expenses	24,850	20,491
Other current assets	25,543	20,886

Total current assets	752,043	569,980

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	6,072,695	5,215,477
Other	86,875	71,870

	6,159,570	5,287,347
Accumulated depreciation	(1,584,461)	(1,428,954)

	4,575,109	3,858,393

OTHER ASSETS	181,761	157,541

	$5,508,913	$4,585,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$10,148	$9,629
Accounts payable	197,832	196,111
Accrued payroll and related costs	110,557	93,251
Taxes payable	60,020	52,793
Interest payable	8,285	9,683
Other current liabilities	60,990	64,793

Total current liabilities	447,832	426,260

LONG-TERM DEBT	776,823	684,469
DEFERRED INCOME TAXES	232,718	219,521
OTHER LIABILITIES	56,555	34,019

	1,513,928	1,364,269

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(6,097)	(7,348)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 268,639 shares issued and outstanding in 2007; 134,592 shares (pre-stock split) issued and outstanding in 2006	26,864	13,459
Capital in excess of par value	727,087	789,354
Retained earnings	3,266,159	2,446,056
Accumulated other comprehensive loss	(19,028)	(19,876)

	4,001,082	3,228,993

	$5,508,913	$4,585,914

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$858,631	$532,164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	210,380	187,466
Impairment loss on assets	10,189	4,849
Deferred income tax provision	13,197	9,791
Share-based compensation expense	25,951	15,830
Pension contribution	(37,615)	(4,300)
Other	24,027	13,640
Other changes in current assets and liabilities:
Accounts receivable	(111,363)	(113,541)
Other current assets	18,535	(21,861)
Accounts payable	(36,914)	32,614
Other current liabilities	20,367	38,610

Net cash provided by operating activities	995,385	695,262

CASH FLOWS FROM INVESTING ACTIVITIES
New construction	(541,976)	(474,208)
Other capital expenditures	(330,707)	(266,426)
Major maintenance expenditures	(69,756)	(44,515)
Accrued capital expenditures	55,940	—
Proceeds from sales of property and equipment	4,643	—
Proceeds from Smedvig disposition	—	691,261
Proceeds from sales and maturities of marketable securities	—	15,461

Net cash used for investing activities	(881,856)	(78,427)

CASH FLOWS FROM FINANCING ACTIVITIES
Short-term debt borrowing	685,000	—
Short-term debt payment	(685,000)	—
Borrowings on bank credit facilities	220,000	—
Payments on bank credit facilities	(120,000)	(135,000)
Payments of other long-term debt	(7,158)	(606,667)
Proceeds from issuance of senior notes, net of debt issuance costs	—	295,851
Net proceeds from employee stock transactions, including tax benefit	24,713	10,932
Dividends paid	(21,528)	(16,423)
Repurchases of ordinary shares	(120,687)	(147,275)

Net cash used for financing activities	(24,660)	(598,582)

NET INCREASE IN CASH AND CASH EQUIVALENTS	88,869	18,253

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,710	121,845

CASH AND CASH EQUIVALENTS, END OF PERIOD	$150,579	$140,098

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended September 30,								Three Months Ended June 30,
	2007				2006				2007
	International	Domestic			International	Domestic			International	Domestic
	Contract	Contract			Contract	Contract			Contract	Contract
	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total	Drilling	Drilling	Other	Total
OPERATING REVENUES
Contract drilling services	$541,347	$177,409	$—	$718,756	$363,330	$140,507	$—	$503,837	$490,962	$166,542	$—	$657,504
Reimbursables	21,179	3,055	7,244	31,478	16,215	2,703	5,882	24,800	16,766	3,090	8,752	28,608
Labor contract drilling services	—	—	40,622	40,622	—	—	30,263	30,263	—	—	39,165	39,165
Engineering, consulting and other	259	142	19	420	1,119	162	1,805	3,086	268	108	346	722

	$562,785	$180,606	$47,885	$791,276	$380,664	$143,372	$37,950	$561,986	$507,996	$169,740	$48,263	$725,999

OPERATING COSTS AND EXPENSES
Contract drilling services	$177,062	$50,214	$—	$227,276	$145,442	$33,559	$—	$179,001	$170,691	$41,359	$—	$212,050
Reimbursables	18,382	2,438	6,855	27,675	13,211	2,537	5,786	21,534	13,946	2,760	7,902	24,608
Labor contract drilling services	—	—	32,324	32,324	—	—	24,553	24,553	—	—	32,454	32,454
Engineering, consulting and other	(44)	51	6,066	6,073	(145)	37	3,370	3,262	12	3	7,240	7,255
Depreciation and amortization	54,136	21,491	2,365	77,992	52,486	12,052	1,022	65,560	49,824	16,284	2,215	68,323
Selling, general and administrative	19,144	4,968	505	24,617	7,482	3,556	837	11,875	15,591	4,152	559	20,302
Hurricane losses and recoveries, net	—	1,600	—	1,600	—	—	—	—	—	—	—	—

	$268,680	$80,762	$48,115	$397,557	$218,476	$51,741	$35,568	$305,785	$250,064	$64,558	$50,370	$364,992

OPERATING INCOME	$294,105	$99,844	$(230)	$393,719	$162,188	$91,631	$2,382	$256,201	$257,932	$105,182	$(2,107)	$361,007

OPERATING STATISTICS
Jackups:
Average Rig Utilization	95%	N/A		95%	97%	N/A		97%	98%	N/A		98%
Operating Days	3,532	N/A		3,532	3,560	N/A		3,560	3,553	N/A		3,553
Average Dayrate	$126,342	N/A		$126,342	$78,860	N/A		$78,860	$112,804	N/A		$112,804

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	98%		99%	100%	100%		100%	100%	100%		100%
Operating Days	184	452		636	184	368		552	182	373		555
Average Dayrate	$165,565	$330,490		$282,807	$166,951	$290,976		$249,634	$166,795	$343,754		$285,758

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%	100%		100%	83%	90%		85%	81%	100%		87%
Operating Days	184	92		276	153	83		236	148	91		239
Average Dayrate	$181,073	$173,063		$178,403	$163,221	$155,307		$160,438	$166,705	$173,462		$169,283

Drillships:
Average Rig Utilization	87%	N/A		87%	100%	N/A		100%	100%	N/A		100%
Operating Days	241	N/A		241	276	N/A		276	273	N/A		273
Average Dayrate	$130,019	N/A		$130,019	$97,242	N/A		$97,242	$128,874	N/A		$128,874

Submersibles:
Average Rig Utilization	N/A	68%		68%	N/A	100%		100%	N/A	100%		100%
Operating Days	N/A	188		188	N/A	276		276	N/A	273		273
Average Dayrate	N/A	$63,812		$63,812	N/A	$74,529		$74,529	N/A	$82,137		$82,137

Total:
Average Rig Utilization	95%	88%		94%	97%	99%		97%	97%	100%		98%
Operating Days	4,141	732		4,873	4,173	727		4,900	4,156	737		4,893
Average Dayrate	$130,731	$242,376		$147,501	$87,067	$193,270		$102,824	$118,138	$225,872		$134,364

(1)	Effective January 1, 2007, the Company’s 30 percent net profit interest in the Noble Kolskaya is reported in labor contract drilling services. For the quarters ended September 30, 2007, 2006 and June 30, 2007, Noble Kolskaya labor contract drilling margin was $4.1 million, $2.0 million and $3.7 million, respectively.